FOR IMMEDIATE RELEASE


                                  PRESS RELEASE

                    CTI INDUSTRIES CORPORATION (NASDAQ-CTIB)
            ANNOUNCES ONE-FOR-THREE REVERSE SPLIT OF ITS COMMON STOCK

Barrington, Illinois,
November 5, 1999

         CTI Industries Corporation (NASDAQ Symbol: "CTIB") announced that, at the close of business (Eastern time) on November 4, 1999 (the "Effective Date"), a one-for-three reverse split of its common stock became effective. Thus, three current shares of common stock, par value $.065, were changed into one share of the Company's common stock, with a new par value of $.195. The Company stated that any holder of fractional shares resulting from this reverse split will be paid an amount of money based on the closing price of the Company's Common Stock on the NASDAQ SmallCap Market on the Effective Date multiplied by the amount of the fractional share. Outstanding shares of common stock of the Company were reduced to approximately 878,610 shares from 2,635,831 shares outstanding before the reverse split. The Company's new trading symbol on the NASDAQ SmallCap market, beginning November 5, 1999, is CTIBD .

         The Company further stated that following the reverse split, previously outstanding certificates representing shares of the Company's Common Stock may be delivered to the Company's transfer agent, Continental Stock Transfer and Trust Co., 2 Broadway, New York, New York, 10004 (212) 509-1000 in effecting sales through a broker, or otherwise, and all necessary adjustments to the number of pre-reverse split shares held will be made at the time of sale or transfer. Consequently, it will not be necessary for shareholders of the Company to exchange their existing stock certificates for post-reverse split stock certificates.

For further information contact:

Stephen M. Merrick
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CTI INDUSTRIES CORPORATION
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2216 North Pepper Road
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Barrington, Illinois  60010
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(847) 382-1000
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